SHARPROCK RESOURCES INC. SIGNS AGREEMENT TO ACQUIRE HIGH GRADE, MULTI-MILLION OUNCE GOLD PROJECT IN RUSSIA

Vancouver, British Columbia., - February 7, 2012 - Sharprock Resources Inc. ("Sharprock" or the "Company") (OTC.BB: SHRK.OB) is pleased to announce that it has entered into a share purchase agreement (the "Share Purchase Agreement") to acquire a roughly 1500 square kilometer exploration and development license. The license is located within the Chukotka Autonomous Area, Russian Federation approximately 100km west of the Kinross Kupol Mine. The license includes several mineral showings including the multi-million ounce, high grade open pit mineable Kekura Centre gold deposit (the "Kekura Centre Gold Deposit"). Based on a 0.9 gram per tonne ("g/t") gold cut-off grade, Indicated mineral resources at the Kekura Centre Gold Deposit total 5.00 million tonnes at a grade of 9.59 g/t gold for 1,610,000 ounces. Inferred mineral resources total 5.35 million tonnes at a grade of 8.02 g/t gold, for 1,380,000 ounces.

The Company signed the Share Purchase Agreement with each of Credence Holdings Limited ("Credence"), Union Mining Holding Limited ("Union") and two individuals who are the beneficial owners of the entire issued share capital of Union (the "UBOs"), pursuant to which the Company proposes to acquire from Credence, as the sole legal and registered owner of the entire issued share capital of Union (which Credence holds on trust for the benefit of the UBOs), the entire issued share capital of Basic Metals CJSC ("Basic Metals") together with its license, effective until July 30, 2022, for subsoil use issued to Basic Metals by the Federal Agency on Subsoil Use of the Russian Federation for the purposes of geological exploration and production of hard rock and placer gold within the Kekura Field.

Pursuant to the Share Purchase Agreement, the Company will subscribe to acquire and/or exchange shares of Union, as the sole legal, beneficial and registered owner of the entire issued share capital of Basic Metals, by way of a series of transactions, with each such transaction being concluded on the terms and subject to the conditions as set forth in the Share Purchase Agreement.

In accordance with the terms of the Share Purchase Agreement, the Company proposes to acquire a 50% legal and beneficial interest in the share capital of Union plus three Union shares by making payments totalling USD$111 million by no later than April 30, 2012. The Company can increase its legal and beneficial interest in the share capital of Union to 75% by making further payments totalling an additional USD$129 million by no later than May 31, 2013. The Company can acquire the remaining 25% legal and beneficial interest in the share capital of Union by entitling Credence, in its discretion, to either (i) transfer such remaining Union shares in exchange for 25% of the Company's then share capital (ii) require the Company, by serving written notice on the Company no later than December 31, 2014, to purchase such remaining Union shares for a price to be calculated by an independent financial consultant to be appointed by mutual agreement between Credence and the Company.

The foregoing description of the Share Purchase Agreement is not complete and is qualified in its entirety by reference to the Share Purchase Agreement.

Kekura Field

The Kekura Field covers about 20 square km in area and is part of a deposit cluster. It is spatially associated with the Kekura mountain intrusive massif. Mineralized bodies include veins, stringers and quartz vein/stringer zones. A number of mineralized targets, including the Pologaya zone (Kekura Centre deposit), Krutaya, Western 1, Western 2, Southern and Ryzhy Pereval, have been identified within the intrusion and in peripheral contact areas. The Kekura Centre has been classified as a low-sulphide gold-quartz deposit. At present, the Kekura Centre deposit is known to extend for over 1 km along strike and up to 350 meters ("m") down dip. In plan the zone measures about 200 m wide and has a maximum thickness of 80 m to 120 m. The zone has been systematically studied to a depth of approximately 200 m and a few holes have intercepted economic mineralization at depths of 275 m.

Sharprock commissioned Micon International Co Limited ("Micon"), of the United Kingdom, to prepare an audit report of the Kekura Centre. Micon has completed a National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") resource estimate for the Kekura Centre using assay results from 270 diamond drill holes and 64 surface trenches completed during the exploration programs in 2005 to 2010 which represent 40,351.9 m of core drilling and 1.43 km of trenching. A 3-D block model was created by Micon to represent the mineralized areas of the deposit and to determine the limits of any potential open-pits. The mineral resource is presently categorized as either Indicated or Inferred mineral resources following the guidelines of the Canadian Institute of Mining, Metallurgy and Petroleum ("CIM") Standards on Mineral Resources and Reserves and recognized under the guidelines of NI 43-101. Based on a 0.9 g/t gold cut-off grade, Indicated mineral resources total 5.00 million tonnes at a grade of 9.59 g/t gold for 1,610,000 ounces. Inferred mineral resources total 5.35 million tonnes at a grade of 8.02 g/t gold, for 1,380,000 ounces.

The treatment route selected and gold recovery methods identified are based on three samples derived from the Kekura 1 and 2 Veins that were analyzed by TsNIGRI, SGS Vostok and NVP Centre-ESTAgeo LLC. The test work demonstrated that the Kekura mineralization is capable of yielding high gold recovery using standard industry technologies and processing methods. The mineralization is generally free milling and gold recovery of the order of 90% is achievable using combinations of gravity, flotation and cyanide leaching. Test work has demonstrated that there is the potential for additional recovery and follow-up in this area is warranted. The remaining gold appears to be associated with the sulphides, is finely dispersed and is more refractory. Additional metallurgical test work and economic analysis is required to assess the economics increasing gold recovery.

Based on the metallurgical test work results, Micon concludes that crushing and grinding to 0.1 mm, gravity recovery and upgrading and cyanide leaching of gravity middling and tailing is an appropriate process route. The high-grade gravity concentrate and the leached gold recovered by carbon adsorption, elution and electrowinning are smelted to doré bullion.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and reviewed by Craig Alford, a director of the Company, a QP under NI 43-101 standards.

About Sharprock

Sharprock is a mineral exploration company incorporated under the laws of the State of Nevada, U.S.A., and based in Vancouver, British Columbia, Canada.

Contact

Sharprock Resources Inc.
Call:     604-244-8824
Fax:      604-244-8834

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented herein constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained herein and in any document referred to herein.

Certain matters discussed herein and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained herein can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This document shall not constitute an offer to sell or the solicitation of an offer to buy securities.